UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                  June 16, 2009

APPLIED ENERGETICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3590 East Columbia Street, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)          On June 16, 2009, John F. Levy and Mark J. Lister were appointed as Class I Directors of Applied Energetics, Inc. (the “Registrant”).  The current term for Class I Directors expires at the annual meeting of stockholders in 2011.  Mr. Levy was appointed as a member of the Audit Committee of the Board of Directors of the Registrant and Mr. Lister was appointed as a member of the Compensation Committee of the Board of Directors of the Registrant.  The appointment of Mr. Levy to the Audit Committee as its third independent director is intended to regain compliance with NASDAQ’s Listing Rule 5605(c).

Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory Services, a consulting firm that advises public companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies.  Mr. Levy served as the Interim Chief Financial Officer from November 2005 to March 2006 of Universal Food & Beverage Company, which filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on August 31, 2007.  From November 1997 to May 2005, Mr. Levy served as Chief Financial Officer of MediaBay, Inc., a NASDAQ listed company and provider of spoken word audio content.  While at MediaBay, he also served for a period as its Vice Chairman.  Mr. Levy is a certified public accountant with nine years of experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath and Grant Thornton LLP.  Mr. Levy is a director and Chairman of the Audit Committee of Take-Two Interactive Software, Inc., a developer, marketer, distributor and publisher of interactive entertainment software games, a director, Lead Director and Chairman of the Audit Committee of Gilman Ciocia, Inc., a financial planning and tax preparation firm, a director of Atlas Mining Company, an exploration stage natural resource and mining company and is a director of PNG Ventures, Inc., a producer and distributor of vehicle-quality liquid natural gas serving airports, public transit, refuse, seaports, regional trucking, taxis and government fleets markets.

Since November, 2006, Mr. Lister has been President of StratTechs, Inc., a consulting firm he founded which specializes in brokering technology within the Defense, Intelligence and Homeland Security Government markets.  Mr. Lister currently serves on the Secretary of the Navy Advisory Panel and recently completed service as Chairman of the Naval Research Advisory Committee.  From January 1992 to June 2006, Mr. Lister was employed by the Sarnoff Corporation where he most recently served as Senior Vice President of Government Operations.  While at Sarnoff, from 2001 to 2005, Mr. Lister served as Managing Director of the Rosettex Technology and Ventures Group, a joint venture of Sarnoff Corporation and SRI International for which he was a founder, and from 1996 to 2001, Mr. Lister served as Executive Director of the National Information Display Laboratory.  From 1987 to 1992, he served as Director, Advanced Development and Applications in the Research and Development Group of the Office of the Assistant Secretary of the U.S. Air Force for Space.  Mr. Lister’s government career began at the Naval Research Laboratory where he served as a researcher in the Space Applications Branch from 1977 to 1987.  Mr. Lister has a B.S. in Electrical Engineering from Drexel University, a B.S. in Mathematics from St. Vincent College and a MEA from George Washington University.

In connection with the appointment of John F. Levy and Mark J. Lister to the Board of Directors of the Registrant, on June 16, 2009 each of Mr. Levy and Mr. Lister were awarded an option to purchase 50,000 shares of the Registrant’s common stock at an exercise price of $0.45, the last sale price of the Registrant’s common stock on the date of appointment.  Each option vested immediately and is exercisable for a period of five years.  In addition, each of Mr. Levy and Mr. Lister will receive an annual directors fee of $50,000, payable monthly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC. (Registrant)

By:	/s/ Kenneth Wallace
Kenneth Wallace
Chief Financial Officer

Date:  June 16, 2009